Sub-Item 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

                        INVESCO V.I. DIVIDEND GROWTH FUND
                    INVESCO V.I. GLOBAL DIVIDEND GROWTH FUND
                     INVESCO V.I. HIGH YIELD SECURITIES FUND
                        INVESCO V.I. INCOME BUILDER FUND
                         INVESCO V.I. S&P 500 INDEX FUND
                  INVESCO V.I. SELECT DIMENSIONS BALANCED FUND
               INVESCO V.I. SELECT DIMENSIONS DIVIDEND GROWTH FUND
          INVESCO V.I. SELECT DIMENSIONS EQUALLY-WEIGHTED S&P 500 FUND


The Funds are new funds that were formed to acquire the assets and liabilities of a predecessors fund in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ending December 31, 2010.

The predecessor fund's financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's reports on the financial statements of the predecessor funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its reports.


(Letter dated August 25, 2010 from Deloitte and Touche LLP is attached as Attachment A to this exhibit.)

ATTACHMENT A
August 25, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561


Dear Sirs/Madams:

We have read Item 77K of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) Form N-SAR dated August 27, 2010, which includes the Funds listed below, and we agree with the statements made therein.

Invesco V.I Dividend Growth Fund
Invesco V.I. Global Dividend Growth Fund
Invesco V.I. High Yield Securities Fund
Invesco V.I. Income Builder Fund
Invesco V.I. S&P 500 Index Fund
Invesco V.I. Select Dimensions Balanced Fund
Invesco V.I. Select Dimensions Dividend Growth Fund
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund


Yours truly,

/s/ DELOITTE & TOUCHE LLP